EXHIBIT 23.1 Consent from G. Brad Beckstead, CPA


G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant

                                                       330 E. Warm Springs
                                                      Las Vegas, NV  89119
                                                              702.528.1984
                                                       425.928.2877 (efax)

May 21, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of May 21, 2001, on the Financial Statements of ModernGroove Entertainment, Inc. for the three months ending March 31, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
-----------------------
G. Brad Beckstead, CPA

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